Exhibit 99.1

Ault Incorporated Reports Third Quarter Fiscal Year 2005 Results

    MINNEAPOLIS--(BUSINESS WIRE)--March 29, 2005--

    Sales Up 13%; Modest Increases Across Major Geographic Markets;
     Conference Call Set for Wednesday, March 30 at 8:00 a.m. CST

    Ault Incorporated (Nasdaq:AULT) reported results for its third quarter fiscal 2005 ended February 27, 2005. For the fiscal quarter, net sales were $12.1 million, up 13% from $10.7 million reported for the third quarter of fiscal 2004. For the nine months ended February 27, 2005, net sales were $36.3 million up 11% from $32.6 million for the same period a year ago. Company officials noted improvement in North American and European market sales and continued strength in the Korean market as the primary reasons for the increased revenue.
    For the third quarter of fiscal 2005, the Company recorded a net loss applicable to common stock of $(458,000) or $(0.10) per diluted share, compared to a net loss applicable to common stock of $(2,964,000), or $(0.63) per diluted share for the same period last fiscal year. For the first nine months of fiscal year 2005, the Company recorded a net loss applicable to common stock of $(875,000) or $(0.18) per diluted share, compared to a net loss applicable to common stock of $(4,644,000) or $(0.99) per diluted share for the first nine months of fiscal year 2004.
    The Company noted that revenue was less than expected due to a delayed product launch by one of the Company's major OEM customers.
    Frederick M. Green, Ault president and chief executive officer, commented, "We are obviously disappointed in our sales for the quarter. We have worked diligently to improve productivity and efficiency while focusing on the execution of our sales plans globally. Our mission continues to drive our sales plans while managing expenses to return to profitability."
    For more information on this announcement, please join the Ault third quarter 2005 conference call on Wednesday, March 30, 2005 at 8:00 a.m. Central Standard Time. To join the conference call, please call 1-800-299-9630 and enter the passcode 86507662. Please call five to ten minutes before the designated start time. The live webcast of the call may be accessed online on StreetEvents at www.streetevents.com or on Ault's web site at www.aultinc.com.
    The call will be archived at StreetEvents and Ault's web site for 90 days. You may also listen to an encore recording of the conference call from 11:00 a.m. Central Standard Time Wednesday, March 30 through Wednesday, April 4, 2005 by dialing 1-888-286-8010 and then the passcode, 90614028.
    Ault is a leading manufacturer of power conversion products headquartered in North America. The Company is a major supplier to original equipment manufacturers of wireless and wire line communications infrastructure, computer peripherals and handheld devices, medical equipment, industrial equipment and printing/scanning equipment.

    Statements regarding Ault's anticipated future performance are forward-looking and therefore involve risks and uncertainties that could cause results or developments to differ significantly from those indicated in the forward-looking statements. These include, but are not limited to: market conditions in the global electronics industry, buying patterns of major customers, competitive products and technologies, the ability to control expense growth, and other factors set forth in the Company's filings with the Securities and Exchange Commission.



                   AULT INCORPORATED & SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF OPERATIONS
      (Dollars in Thousands, Except Share and Per Share Amounts)

                                         (Unaudited)
                       -----------------------------------------------
                         Three Months Ended       Nine Months Ended
                       ----------------------- -----------------------
                       February 27 February 29 February 27 February 29
                          2005        2004        2005        2004
                       ----------- ----------- ----------- -----------
Net Sales                 $12,141     $10,730     $36,327      32,680

Cost of Goods Sold          8,843       7,893      26,497      24,496
Inventory Writedown
 From Exit                      -         545           -         545
                       ----------- ----------- ----------- -----------
    Gross Profit            3,298       2,292       9,830       7,639

Operating Expenses:
    Marketing               1,102         972       3,183       2,911
    Design Engineering        977       1,026       2,757       2,768
    General and
     Administrative         1,381       1,354       4,083       3,994
    Exit Costs                  -       1,743           -       2,064
                       ----------- ----------- ----------- -----------
                            3,460       5,095      10,023      11,737
                       ----------- ----------- ----------- -----------
Operating Loss               (162)     (2,803)       (193)     (4,098)

Other Income (Expense):
    Interest Expense         (172)       (168)       (454)       (466)
    Other                     (85)         43        (109)         28
                       ----------- ----------- ----------- -----------
                             (257)       (125)       (563)       (438)
                       ----------- ----------- ----------- -----------

Loss Before Income
 Taxes                       (419)     (2,928)       (756)     (4,536)

Income Tax Expense              3           -          11           -
                       ----------- ----------- ----------- -----------

Net Loss                     (422)     (2,928)       (767)     (4,536)

Preferred Stock
 Dividends                    (36)        (36)       (108)       (108)
                       ----------- ----------- ----------- -----------

Net Loss Applicable to
 Common Shareholders        $(458)    $(2,964)      $(875)    $(4,644)
                       =========== =========== =========== ===========

Loss Per Share
    Basic:                 $(0.10)     $(0.63)     $(0.18)     $(0.99)
    Diluted:               $(0.10)     $(0.63)     $(0.18)     $(0.99)

Common and Equivalent
 Shares Outstanding:
    Basic               4,785,197   4,687,597   4,768,757   4,672,769
    Diluted             4,785,197   4,687,597   4,768,757   4,672,769



                   AULT INCORPORATED & SUBSIDIARIES
                      CONSOLIDATED BALANCE SHEETS
                        (Dollars in Thousands)

                                                    (Unaudited)
                                              February 27,   May 30,
                                                  2005        2004
                                              ------------ -----------
Assets:
Current Assets
   Cash and Cash Equivalents                       $2,484      $1,058
   Trade Receivables, Less Allowance for
    Doubtful Accounts of $752 at February 27,
    2005; $476 at May 30, 2004                      7,399       8,399
   Inventories                                      9,384       8,737
   Prepaid and Other Expenses                       1,946       1,384
                                              ------------ -----------
        Total Current Assets                       21,213      19,578

Other Assets                                          120         177


Property Equipment and Leasehold Improvements:
   Land                                             1,735       1,735
   Building and Leasehold Improvements              6,714       6,711
   Machinery and Equipment                          7,105       7,050
   Office Furniture                                 1,993       1,911
   E.D.P. Equipment                                 2,189       2,009
                                              ------------ -----------
                                                   19,736      19,416

   Less Accumulated Depreciation                    9,445       8,743
                                              ------------ -----------

                                                   10,291      10,673
                                              ------------ -----------

                                                  $31,624     $30,428
                                              ============ ===========



                   AULT INCORPORATED & SUBSIDIARIES
                      CONSOLIDATED BALANCE SHEETS
      (Dollars in Thousands, Except Share and Per Share Amounts)

                                                      (Unaudited)
                                                 February 27,  May 30,
                                                     2005       2004
                                                 ------------ --------
Liabilities and Stockholders' Equity:
Current Liabilities
   Note Payable to Bank                               $5,036   $4,650
   Current Maturities of Long-Term Debt                  451      460
   Accounts Payable                                    7,334    6,265
   Accrued Compensation                                1,389    1,165
   Accrued Commissions                                   234      281
   Other                                                 598      487
                                                 ------------ --------
      Total Current Liabilities                       15,042   13,308

Long-Term Debt, Less Current Maturities                2,191    2,313
Retirement and Severance Benefits                        355      203

Redeemable Convertible Preferred Stock, No Par
 Value, 2,074 Shares Issued and Outstanding            2,074    2,074

Stockholders' Equity:
   Preferred Stock, No Par Value, Authorized,
    1,000,000 Shares; None Issued.
   Common Shares, No Par Value, Authorized
   10,000,000 Shares; Issued and Outstanding
    4,790,789 on February 27, 2005; and 4,705,083
    on May 30, 2004;                                  21,354   21,173
   Notes Receivable arising from the sale of
    common stock                                         (45)     (45)
   Accumulated Other Comprehensive Loss                 (744)    (870)
   Accumulated Deficit                                (8,603)  (7,728)
                                                 ------------ --------
                                                      11,962   12,530
                                                 ------------ --------

                                                     $31,624  $30,428
                                                 ============ ========


    CONTACT: Ault Incorporated, Minneapolis
             Frederick M. Green, 763-592-1900
             or
             Donald L. Henry, 763-592-1900